EXHIBIT 4.10
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
RENEWABLE UNSECURED SUBORDINATED NOTE SUBSCRIPTION AGREEMENT
To purchase a renewable unsecured subordinated note(s), please complete this form and write a check made payable to ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. (“AERT”). Send this form along with your check and any other documents requested below to the selling agent for the notes, SUMNER HARRINGTON LTD., 11100 WAYZATA BOULEVARD, SUITE 170, MINNEAPOLIS, MN 55305. If you have any questions, call the selling agent for the notes, SUMNER HARRINGTON LTD., at 800-234-5777.
NOTE PURCHASE AMOUNT (minimum principal amount of $1,000 per note)
INTEREST PAYMENT SCHEDULE (please select one for each note)

Note Term	Principal Amount	Monthly*	Quarterly	Semi-Annually	Annually	Maturity
Six Month	$	[ ]	[ ]	[ ]	N/A	[ ]
One Year	$	[ ]	[ ]	[ ]	[ ]	[ ]
Two Year	$	[ ]	[ ]	[ ]	[ ]	[ ]
Three Year	$	[ ]	[ ]	[ ]	[ ]	[ ]
Four Year	$	[ ]	[ ]	[ ]	[ ]	[ ]
Five Year	$	[ ]	[ ]	[ ]	[ ]	[ ]
Ten Year	$	[ ]	[ ]	[ ]	[ ]	[ ]
TOTAL	$

*Monthly payment date (e.g. 1st, 15th, etc.)
FORM OF OWNERSHIP (please select one)

☐ Individual Investor (with optional beneficiary)	☐ Custodian for a Minor

☐ Joint Tenants with Right of Survivorship
☐    Other IRA, SEP, 401(k), 403(b), Keogh, trust, corporation, partnership, etc. (Please include with this form a trust resolution or the appropriate corporation or partnership documents authorizing you to make this investment.)

NOTE PURCHASER (please circle one)
Full Name of Individual Investor/First Joint Tenant/Minor/Entity/Administrator/Trustee

First Name	Middle name	Last name	Social Security Number/Tax ID Number	Date of Birth (if applicable)
Full Name of Beneficiary/Second Joint Tenant/Custodian/Transfer on Death (please circle one if applicable)

First Name	Middle name	Last name	Social Security Number/Tax ID Number	Date of Birth (not required for custodians)

Name(s) and Relationship of other Family AERT Note Investors

PRIMARY ADDRESS (Original correspondence will be sent to this address.)

Individual Investor, IRA Administrator, Trustee, Custodian, Partnership, etc.

Address

City	State	Zip

Daytime Phone (Include Area Code)	E-mail Address

SECONDARY ADDRESS (Optional—copies of correspondence will be sent to this address.)

Beneficiary, IRA Owner, Joint Tenant, Partner, etc.

Address

City	State	Zip

Daytime Phone (Include Area Code)	E-mail Address
DIRECT DEPOSIT AERT will electronically deposit your principal and interest payments directly into the account listed in the Direct Deposit section on the reverse side of this form. Please complete and sign the reverse side of this form for automatic deposit to either your checking or savings account.
PASSWORD When you call Sumner Harrington to discuss your investment, you may be asked to verify your identification by answering the following question.

What is your mother’s maiden name?

CERTIFICATION Under penalties of perjury, I hereby declare and certify that: (i) I am a bona fide resident of the state listed in the primary mailing address; (ii) I have received and read the prospectus provided by AERT and understand the risks related to the notes and to AERT; (iii) Sumner Harrington Ltd. has neither recommended this investment to me nor given me investment, legal or tax advice regarding the notes and the creditworthiness of AERT; (iv) I have independently determined that this investment is suitable for me without relying on such advice from Sumner Harrington Ltd.; (v) the notes are illiquid due to significant transfer restrictions and the lack of a secondary market; (vi) I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the notes and have the financial ability to withstand these losses; (vii) I am purchasing the notes to fulfill my investment objective of earning current taxable interest income; (viii) the social security number or tax identification number listed above is correct; and (ix) I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding. I understand that my purchase offer is subject to the terms contained in the prospectus, may be rejected in whole or in part and will not become effective until accepted by AERT or its selling agent.

Signature of Individual Investor/First Joint Date Tenant/Custodian/Authorized Person	Signature of Second Joint Tenant (if applicable) Date
(Please complete reverse side)
Office Use Only            ACTP                                ACTP                                DATE

DIRECT DEPOSIT
Direct Deposit Information (please check one)

☐	I currently receive direct deposit payments from an existing AERT note. Please deposit all principal and interest payments for this new note

☐	Please deposit my payments into the account listed below. (If this option is chosen, the account owner must attached to the bottom of this form either a VOIDED check, if this is a checking account, or a deposit slip, if this is a savings account.

Account Owner Name(s)

☐ Checking ☐ Savings ☐ Other
Account Number

Bank Routing Number (9 digits)	Bank Name	Branch Location
Some financial institutions (e.g. brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc.) also require “for further credit” information to correctly identify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.

For further credit:

Direct Deposit Authorization
As the investor of record and authorized signatory of the account listed above, I hereby authorize Advanced Environmental Recycling Technologies, Inc., its affiliates, or its agents (collectively referred to hereinafter as “AERT”) to deposit interest and principal payments owed to me, by initiating credit entries in the account to my financial institution listed on this Form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by AERT to the listed account. In the event of an erroneous credit entry, I also authorize AERT to debit the account for an amount not to exceed the original amount of the erroneous credit.
This authorization is to remain in full force and effect until AERT and my financial institution have received written notice from me of its termination in such time and in such manner as to afford AERT and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify AERT of an alternate account into which payments can be made.

Authorized Signature	Date
Mail to:
SUMNER HARRINGTON LTD.
11100 Wayzata Boulevard
Suite 170
Minneapolis, Minnesota 55305
ATTACH VOIDED CHECK or DEPOSIT SLIP HERE